Exhibit 23.1

KPMG Auditores Independentes

Rua do Passeio, 38 - Setor - 2 17º andar – Centro

20021-290—Rio de Janeiro/RJ—Brasil

Caixa Postal 2888—CEP 20001-970—Rio de Janeiro/RJ—Brasil

Telefone +55 (21) 2207-9400

www.kpmg.com.br

March 1, 2019

Petróleo Brasileiro S.A.—Petrobras

Avenida República do Chile 65

Rio de Janeiro – RJ

Petrobras Global Finance B.V. – PGF

Weena 762, 3014 DA

Rotterdam, The Netherlands

Re: Consent for Pre-Effective Amendment No. 1 to the Registration Statements on Form F-3 (File Nos. 333-229096 and 333-229096-01)

We consent to the use and incorporation by reference in the Pre-Effective Amendment No. 1 to the Registration Statements on Form F-3 of Petróleo Brasileiro S.A. – Petrobras (“Petrobras”) and Petrobras Global Finance B.V. – PGF, and in the related prospectus, filed with the Securities and Exchange Commission (“SEC”) (File Nos. 333-229096 and 333-229096-01) of our report dated February 27, 2019, with respect to the consolidated statement of financial position of Petrobras as of December 31, 2018 and 2017, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for the years then ended, and the related notes, and the effectiveness of internal control over financial reporting as of December 31, 2018, which report appears in Petrobras’s Form 6-K furnished to the SEC on February 28, 2019. We also consent to the reference to our firm under the heading “Experts” in the prospectus that forms part of such Pre-Effective Amendment No. 1 to the Registration Statements.

/s/ KPMG Auditores Independentes

KPMG Auditores Independentes

Rio de Janeiro, Brazil

KPMG Auditores Independentes, uma sociedade simples

brasileira e firma-membro da rede KPMG de firmas-

membro independentes e afiliadas á KPMG International

Cooperative (“KPMG International”), uma entidade suĺça.

KPMG Auditores Independentes, a Brazilian entity and a

member firm of the KPMG network of independent member

firms affiliated with KPMG International Cooperative

(“KPMG International”), a Swiss entity.